OPPENHEIMER CAPITAL APPRECIATION FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Capital Appreciation Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) was approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                     Withheld

Trustees

Brian F. Wruble                                           62,441,883                                1,589,512
David K. Downes                                        62,327,749                                1,703,647
Matthew P. Fink                                          62,670,494                                1,360,902
Edmund Giambastiani, Jr.                          62,772,897                                1,258,499
Phillip A. Griffiths                                       62,331,947                                1,699,449
Mary F. Miller                                             62,471,960                                1,559,436
Joel W. Motley                                           62,492,834                                1,538,562
Joanne Pace                                                62,824,590                                1,206,806
Mary Ann Tynan                                       62,827,619                                1,203,777
Joseph M. Wikler                                        62,685,952                                1,345,444
Peter I. Wold                                                62,831,024                                1,200,372
William F. Glavin, Jr.                                   62,808,320                                1,223,076

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
44,755,201                              6,919,401                                1,245,137

On August 12, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
48,728,738                             2,267,066                               3,557,134

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
48,848,119                             2,154,849                               3,549,969

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
           48,794,536                                   2,196,482                              3,561,917

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
48,687,971                               2,292,849                             3,572,113

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
48,759,574                              2,225,092                               3,568,267

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
48,739,080                               2,254,430                             3,559,428

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
48,674,381                              2,130,468                             3,748,087

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
48,512,070                               2,462,029                             3,578,837